EXHIBIT 10.1

VIAGEN, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 16, 2009 (the “Effective Date”) by and between ViaGen, Inc., an Arizona corporation (“ViaGen” or the “Company”), and Geron Corporation, a Delaware corporation (“Geron”).

     Geron desires to purchase, and ViaGen desires to sell, ViaGen Series A Preferred Stock.

     THEREFORE, the parties hereby agree as follows:

     1. Purchase and Sale of Stock

          1.1 Sale and Issuance of Series A Preferred Stock

               (a) On or prior to the Closing, ViaGen will have authorized (i) the sale and issuance to Geron of 2,434,122 shares of Series A Preferred Stock (the “New Equity”) equal to an aggregate total of $3,602,500 (the “Aggregate Purchase Price”) and (ii) the issuance of the shares of the Company’s Common Stock (as defined below) to be issued upon conversion of the New Equity (the “Conversion Shares”). Collectively, the New Equity and the Conversion Shares are referred to herein as the “Securities”. The New Equity will have all rights, preferences, privileges and restrictions accorded Series A Preferred Stock in the Company’s Amended and Restated Articles of Incorporation, a copy of which has been provided to Geron.

               (b) Subject to the terms and conditions of this Agreement, Geron agrees to purchase the New Equity at a price of $1.48 per share (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Series A Preferred Stock occurring on or after the date hereof and prior to the Closing) (the “Purchase Price per Share”). In connection with this purchase by Geron, ViaGen agrees (i) to accelerate the maturity date of that certain Convertible Promissory Note dated September 4, 2008, by and between Viagen and Geron (the “Note”), with ViaGen as maker and Geron as payee, in the amount of $1,500,000 plus applicable interest, from December 31, 2009 to the Effective Date (the “Accelerated Maturity Date”), and (ii) pay to Geron the Outstanding Amount (as such term is defined in the Note) under the Note upon the Accelerated Maturity Date.

          1.2 Closing

               (a) The purchase and sale of the New Equity will take place at the offices of Exeter Life Sciences, Inc. at 2390 E. Camelback Rd., Suite 440, Phoenix, AZ 85085, at 10:00 a.m. on September 16, 2009, or at such other time and place as mutually agreed orally or in writing by Geron and ViaGen (such time and place, the “Closing”).

               (b) Delivery. At Closing, ViaGen will issue and deliver to Geron certificate(s) representing the New Equity. In addition, prior to the Closing, each of ViaGen and Geron shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

     2. Representations and Warranties of ViaGen

     ViaGen hereby represents, covenants and warrants to Geron that:

          2.1 Organization, Good Standing and Qualification

     ViaGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to carry on its business as now conducted. ViaGen is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2 Capitalization and Voting Rights

     The authorized capital of ViaGen consists, or will consist immediately prior to the Closing, of:

               (a) Preferred Stock. 150,000,000 shares of preferred stock, no par value (“Preferred Stock”), of which 20,000,000 shares have been designated Series A Preferred Stock (“Series A Preferred Stock”), 11,038,300 of which are issued and outstanding as of the date immediately before the Closing. The rights, privileges and preferences of the Series A Preferred Stock are as stated in ViaGen’s Amended and Restated Articles of Incorporation.

               (b) Common Stock. 150,000,000 shares of common stock, no par value (“Common Stock”), of which none are issued and outstanding.

               (c) Valid Issuance. The outstanding shares of Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

               (d) Other Rights. Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) warrants contemplated to be issued prior to December 31, 2009 for 506,757 shares of ViaGen Series A Preferred Stock at $1.48 per share, and (iii) 1,535,500 outstanding options pursuant to the ViaGen, Inc. 2009 Stock Plan (the “2009 Stock Plan”), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of 2,500,000 shares of Common Stock, for issuance upon exercise of options or restricted stock purchase awards granted to employees and other service providers pursuant to the Company’s 2009 Stock Plan. ViaGen is not a party or subject to any agreement or understanding, and, to ViaGen’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of ViaGen.

          2.3 Authorization

     All corporate action on the part of ViaGen, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of ViaGen hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the New Equity being sold hereunder and the Common Stock issuable upon conversion of such New Equity has been taken or will be taken prior to the Closing. This Agreement constitutes valid and legally binding obligations of ViaGen, enforceable against ViaGen in accordance with its terms.

          2.4 Valid Issuance of Series A Preferred Stock and Common Stock

     The New Equity that is being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased hereunder has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Articles of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.5 Legal Proceedings and Orders

     To the knowledge of the Company, there is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transaction contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transaction contemplated hereby.

          2.6 Consents.

     Except for filings under federal and applicable state securities laws and except for Permits (as defined below), the absence of which either individually or in the aggregate would not have a material adverse effect on the Company, all permits, consents, approvals, orders, authorizations of, or declarations to (collectively, “Permits”) or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transaction contemplated herein have been obtained or will be obtained prior to the Closing, and will be effective as of the Closing.

     3. Representations and Warranties of Geron

     Geron hereby represents, covenants and warrants to ViaGen that:

          3.1 Authorization

     Geron has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of Geron, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          3.2 Purchase Entirely for Own Account

     The New Equity to be received by Geron and the Conversion Shares, if no registration statement under the Act is in effect upon conversion of the New Equity, are being acquired for investment for Geron’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Geron has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Geron of any of the New Equity and the Conversion Shares, if no registration statement under the Act is in effect upon conversion of the New Equity, shall constitute confirmation of the representation by Geron that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Equity or the Conversion Shares, if no registration statement under the Act is in effect upon conversion of the New Equity.

          3.3 Disclosure of Information

     Geron has had an opportunity to ask questions and receive answers from ViaGen regarding the terms and conditions of the offering of the New Equity and the business, properties, prospects and financial condition of ViaGen. The foregoing, however, does not limit or modify the representations and warranties of ViaGen in Section 2 of this Agreement or the right Geron to rely thereon.

          3.4 Investment Experience

     Geron has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the New Equity. Geron acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

          3.5 Accredited Investor; Non-U.S. Persons

     Geron either (A) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, or (B) (i) certifies that it is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that it is not acquiring the Securities for the account or benefit of any such U.S. person, (ii) agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Act, (iii) agrees that any certificates for any Securities issued to Geron shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration and that hedging transactions involving such Securities may not be conducted unless in compliance with the Act, or (iv) agrees that ViaGen is hereby required to refuse to register any transfer of any Securities issued to Geron not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

          3.6 Restricted Securities

     Geron understands that the New Equity is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from ViaGen in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Geron represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. GERON UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN VIAGEN’s SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. Geron understands that the Securities have not been and may never be registered under the Act and have not been and may never be registered or qualified in any state in which they are offered, and thus Geron will not be able to resell or otherwise transfer its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Geron has no immediate need for liquidity in connection with this investment.

          3.7 Further Limitations on Disposition

     Without in any way limiting the representations set forth above, Geron further agrees not to make any disposition of all or any portion of the Securities unless:

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Geron shall have notified ViaGen of the proposed disposition and shall have furnished ViaGen, in confidence, with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by ViaGen, Geron shall have furnished ViaGen with an opinion of Geron’s counsel that such disposition will not require registration of such shares under the Act. It is agreed that ViaGen will not require opinions of counsel for transactions made pursuant to Rule 144.

          3.8 Legends

     It is understood that the certificates evidencing the New Equity shall, and the Conversion Shares may, if no registration statement under the Act is in effect upon conversion of the New Equity, bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

          3.9 No Reliance on Others

     Geron acknowledges that it is not relying upon any person, firm or corporation, other than ViaGen and its officers and directors, in making its investment or decision to invest in ViaGen.

     4. Conditions to Geron’s Obligations at the Closings

     The obligations of Geron under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions:

          4.1 Representations and Warranties

     The representations and warranties of ViaGen contained in Section 2 shall be true on and as of Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

          4.2 Performance

     ViaGen shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

          4.3 Compliance Certificate

     ViaGen shall deliver to Geron at Closing a certificate, executed by the President of ViaGen, stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4 Secretary’s Certificate

     ViaGen shall deliver to Geron a certificate, executed by the Secretary of ViaGen, affirming the effectiveness of the Amended and Restated Articles of Incorporation, Bylaws and the resolutions of ViaGen’s Board of Directors and shareholders relating to the transactions contemplated hereby.

          4.5 Permits, Qualifications and Consents

     All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of Closing.

          4.6 Proceedings and Documents

     All corporate and other proceedings in connection with the transactions contemplated at Closing hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Geron, and Geron shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5. Conditions to ViaGen’s Obligations at Closing

     The obligations of ViaGen to Geron are subject to the fulfillment on or before Closing of each of the following conditions by Geron:

          5.1 Representations and Warranties

     The representations and warranties of Geron contained in Section 3 shall be true on and as of Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

          5.2 Payment of Purchase Price

     Geron shall have delivered the Aggregate Purchase Price to ViaGen.

          5.3 Permits, Qualifications and Consents

     All permits, authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of Closing.

     6. Miscellaneous

          6.1 Indemnification

     Each party agrees to indemnify and hold harmless the other party and each officer, director and person, if any, who controls the other party from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly, based upon or arising out of any failure of the first party to comply with the covenants and obligations of the first party contained in this Agreement. Promptly after receipt by any indemnified party or person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 6.1, such indemnified party or person shall notify the indemnifying party in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party or person under this Section 6.1 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to define such action) or from any liability otherwise than under this Section 6.1.

Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified party or person, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party or person promptly after receiving the aforesaid notice from such indemnified party or person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party or person. After notice from the indemnifying party to such indemnified party or person of its election to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party or person for any legal expense subsequently incurred by such indemnified party or person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified party or person, for the same counsel to represent both the indemnified party or person and such indemnifying party or any affiliate or associate thereof, the indemnified party or person shall be entitled to retain its own counsel at the expense of such indemnifying party; provided, however, that no indemnifying party shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties or persons. In no event shall any indemnifying party be liable in respect to any amounts paid in settlement of any action unless the indemnifying party or person shall have approved the terms of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party or person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party or person is a party, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding. The provisions of this Section 6.1 shall survive the termination of this Agreement.

          6.2 Successors and Assigns

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 Governing Law; Venue

     This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

          6.4 Waiver of Right to Jury Trial

     GERON AND VIAGEN, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          6.5 Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.6 Notices

     Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below each party’s signature if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) if to an address within the United States, three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; (d) if to an address outside the United States, seven business day after deposit in the U.S. mail with first class postage prepaid and addressed to the other party at the address set forth below; or (e) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.6 by giving the other party written notice of the new address in the manner set forth above.

          6.7 Expenses

     Irrespective of whether the Closing is effected, each of ViaGen and Geron shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

          6.8 Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon written consent made by an authorized representative of the consenting party(ies). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and ViaGen.

          6.9 Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.10 Further Assurances

     Each of Geron and ViaGen shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

          6.11 Entire Agreement

     This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

*    *    *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VIAGEN, INC.

By:	/s/ Mark Walton
Mark Walton, President

Address:	Attn: President
12357-A Riata Trace Pkwy, Ste 100
Austin, TX 78727
Facsimile:	(512) 652-3698

GERON CORPORATION

By:	/s/ David J. Earp
David J. Earp, Ph.D., J.D.
Title:	Chief Patent Counsel and Senior Vice
President, Business Development

Address:	Attn: Chief Executive Officer
230 Constitution Dr.
Menlo Park, CA 94025
Facsimile:	(650) 473-8654